EXHIBIT 11.0
SHAW INDUSTRIES, INC. AND SUBSIDIARIES
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS  (1)
(In Thousands, Except Per Share Data)
(Unaudited)

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                                                                         Three Months Ended             Nine Months Ended
                                                                   ------------------------------  -----------------------------
                                                                   Sept. 28, 1996  Sept. 30, 1995  Sept. 28, 1996 Sept. 30, 1995
PRIMARY:
      Weighted average common shares outstanding ........................ 136,717        135,817     136,220       135,860
      Additional shares assuming exercise of stock options ..............     456            574         191           529
                                                                          -------        -------     -------       -------
      Weighted average common and common equivalent shares outstanding .. 137,173        136,391     136,411       136,389
                                                                          =======        =======     =======       =======


      Income before accounting change ................................... $24,179        $21,905     $36,694       $45,055
      Cumulative effect of accounting change, net of tax benefit ........       0              0           0       (12,077)
                                                                          -------        -------     -------       -------
      Net income ........................................................ $24,179        $21,905     $36,694       $32,978
                                                                          =======        =======     =======       =======


      Earnings per common share before accounting change ................   $0.18          $0.16       $0.27         $0.33
      Cumulative effect of accounting change ............................    0.00           0.00        0.00         (0.09)
                                                                          -------        -------     -------       -------
      Net income ........................................................   $0.18          $0.16       $0.27         $0.24
                                                                          =======        =======     =======       =======





FULLY DILUTED:
      Weighted average common shares outstanding ........................ 136,717        135,817     136,220       135,860
      Additional shares assuming exercise of stock options  (2) .........     456            574         191           529
                                                                          -------        -------     -------       -------
      Weighted average common and common equivalent shares outstanding .. 137,173        136,391     136,411       136,389
                                                                          =======        =======     =======       =======

      Income before accounting change ................................... $24,179        $21,905     $36,694       $45,055
      Cumulative effect of accounting change, net of tax benefit ........       0              0           0       (12,077)
                                                                          -------        -------     -------       -------
      Net income ........................................................ $24,179        $21,905     $36,694       $32,978
                                                                          =======        =======     =======       =======

      Earnings per common share before accounting change ................   $0.18          $0.16       $0.27         $0.33
      Cumulative effect of accounting change ............................    0.00           0.00        0.00         (0.09)
                                                                          -------        -------     -------       -------
      Net income ........................................................   $0.18          $0.16       $0.27         $0.24
                                                                          =======        =======     =======       =======


     (1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

     (2) Based on the treasury stock method using the higher of the average or period-end market price.





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